UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2022

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive officers)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In June 2018, Canopy Growth Corporation (the “Company,” “we” or “us”) issued an aggregate of C$600 million principal amount of our 4.25% convertible senior notes due 2023 (the “Notes”), which we issued pursuant to an Indenture dated June 20, 2018 (the “Indenture”), as supplemented by that certain First Supplemental Indenture thereto, dated April 30, 2019. On June 29, 2022, we entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture, by and among us, Computershare Trust Company, N.A., as U.S. trustee and Computershare Trust Company of Canada, as Canadian trustee.

Pursuant to the Indenture, the Notes are convertible in certain circumstances into consideration that consists, at our election, of our common shares, cash or a combination of cash and our common shares. Pursuant to the Second Supplemental Indenture, we have irrevocably surrendered our right to settle the conversion of Notes with any amount of our common shares. Accordingly, all conversions of Notes following the execution and delivery of the Second Supplemental Indenture will be settled entirely in cash.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by the full text of the Second Supplemental Indenture, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 is incorporated into this Item 3.02 by reference.

The Exchanges (as defined below) are being conducted as private placements, and any common shares issued or to be issued in the Exchanges will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act in transactions not involving any public offering. On or about June 30, 2022, an aggregate of 35,662,420 common shares were issued in the Exchanges. An aggregate of up to 44,966,850 additional common shares may be issued on or about July 18, 2022 in the Exchanges.

Item 7.01	Regulation FD Disclosure.

On each of June 29, 2022 and June 30, 2022, the Company issued a press release relating to the Exchanges. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 7.01.

The information under this Item 7.01, and the contents of Exhibit 99.1 and Exhibit 99.2, are being furnished and will not be deemed to be “filed” purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will the same be incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation-by-reference language in such filing.

Item 8.01	Other Events.

On or about June 29, 2022, the Company entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with a limited number of holders of its Notes to exchange (collectively, the “Exchanges”) approximately C$262.6 million principal amount of Notes for consideration consisting of an aggregate of approximately C$3.2 million in cash and a number of the Company’s common shares to be determined over a ten consecutive trading day period beginning on, and including, June 30, 2022. In no event will the Company issue more than 80,629,270 common shares or less than 35,662,420 common shares. On or about June 30, 2022, an aggregate of 35,662,420 common shares were issued in the Exchanges. An aggregate of up to 44,966,850 additional common shares may be issued on or about July 18, 2022 in connection with the Exchanges.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Second Supplemental Indenture, dated as of June 29, 2022, by and among Canopy Growth Corporation, Computershare Trust Company, N.A., as U.S. trustee and Computershare Trust Company of Canada, as Canadian trustee.

99.1	Press release of Canopy Growth Corporation, dated June 29, 2022.

99.2	Press release of Canopy Growth Corporation, dated June 30, 2022.

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong
Chief Financial Officer

Date: July 5, 2022